Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
Novaray Medical, Inc.
We hereby consent to the inclusion in the foregoing Form 10-KSB of our report dated March 22, 2008, with respect to our audits of the financial statements of Novaray Medical, Inc., as of December 31, 2007 and 2006 for the years then ended and for the period from inception (June 7, 2005) through December 31, 2007.
/s/ Paritz & Company, P.A.
Paritz & Company, P.A.
Certified Public Accountants
Hackensack, New Jersey
March 31, 2008